Exhibit 99.1
For Immediate Release

Contact:	(News Media) Barbara Ciesemier +1.312.396.7461
(Investors) Erik Helding +1.317.817.4760

CNO Financial Group Announces Annual Shareholder Meeting Date

Carmel, Ind. March 3, 2014 - CNO Financial Group, Inc. (NYSE: CNO) today announced that its annual meeting of shareholders will be held at 8:00 a.m. (EDT) on May 7, 2014 at its offices in Carmel, Indiana.  Holders of record at the close of business on March 14, 2014 will be entitled to vote at the meeting.

About CNO Financial Group
CNO Financial Group, Inc. (NYSE: CNO) is a holding company.  Our insurance subsidiaries - principally Bankers Life and Casualty Company, Colonial Penn Life Insurance Company and Washington National Insurance Company - primarily serve middle-income pre-retiree and retired Americans by helping them protect against financial adversity and provide for a more secure retirement.  For more information, visit CNO online at www.CNOinc.com.

- #### -